                       CYPRESS FINANCIAL SERVICES, INC.
                         5400 ORANGE AVENUE, SUITE 200
                           CYPRESS, CALIFORNIA 90630
                 ____________________________________________

                      NOTICE OF AND INFORMATION STATEMENT
                      FOR ACTION TAKEN BY WRITTEN CONSENT

                 ____________________________________________



To our Stockholders:


     On January 15, 1997 certain stockholders (the "Consenting Stockholders") of CYPRESS FINANCIAL SERVICES, INC. ("the "Company") consented to the election of four (4) directors to serve for one-year terms, and until their successors are duly qualified and elected. The election of directors will take effect 20 days after this Information Statement is first sent to stockholders of the Company.

     The Board of Directors has fixed the close of business on January 12, 1997 as the record date for the determination of stockholders entitled to vote with respect to the election of directors. Management proposed the election of the nominees set forth in the Information Statement and the directors and the Consenting Stockholders of the Company whose shares represent approximately 78.64% of the outstanding voting securities entitled to vote for the election of directors have consented to their election. Each of the nominees for the Board of Directors has received the requisite approval by written consent of the Company's stockholders. Therefore no annual meeting of stockholders will be held with respect to the election of directors. Management is not soliciting proxies in connection with this Information Statement and stockholders are requested not to send proxies to the Company. A copy of the Company's Annual Report on Form 10-K for the year ended September 30, 1996, which includes certified financial statements of the Company will be mailed with this Information Statement to all stockholders of record as of the record date.

     Your attention is directed to the attached Information Statement.

                                   By Order of the Board of Directors


                                   Farrest Hayden,
                                   Chairman and
                                   Chief Executive Officer

Cypress, California
January 27, 1997

                        CYPRESS FINANCIAL SERVICES, INC.
                         5400 ORANGE AVENUE, SUITE 200
                           CYPRESS, CALIFORNIA 90630
                  ____________________________________________

                             INFORMATION STATEMENT
                  ____________________________________________

INTRODUCTION

     This Information Statement is furnished by the Board of Directors of CYPRESS FINANCIAL SERVICES, INC. (the "Company") in connection with the election of directors pursuant to the written consent of the holders of a majority of the outstanding voting securities. This Information Statement and enclosed materials are first being sent on or before the close of business on January 27, 1997 to stockholders of record as of January 12, 1997 (the "Record Date").
The election of directors pursuant to written consent of the Consenting Stockholders will take effect 20 days after this Information Statement is first sent to stockholders of the Company.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The information included herein should be reviewed in conjunction with the financial statements, notes to financial statements, auditor's report and other information included in the Company's 1996 Annual Report on Form 10-KSB that is being mailed with this Information Statement to all stockholders of record as of the Record Date.

OUTSTANDING SECURITIES AND VOTING RIGHTS

     As of the Record Date, there were issued and outstanding 4,500,271 shares of the Company's Common Stock, $.001 par value (the "Common Stock") and 345,000 shares of the Company's $.001 par value Preferred Stock (the "Preferred Stock") (collectively the "Voting Securities") on January 12, 1997, the date set as the Record Date, for the purpose of determining stockholders entitled to receive this Information Statement. Stockholders who have agreed to consent to the election of directors (the "Consenting Stockholders") hold approximately 3,465,291 shares of Common Stock and 345,000 shares of Preferred Stock or approximately seventy-nine (79%) percent of the Company's issued and outstanding Voting Securities.

     Each holder of Voting Securities would normally be entitled to one vote in person or by proxy for each share of Voting Securities in his name on the books of the Company, as of the Record Date, on any matter submitted to the vote of the stockholders. However, under Nevada law, any action which may be taken at any shareholders' meeting may be taken by consent of the requisite number of stockholders required to take such action. The election of directors requires the affirmative vote of the majority of the stockholders and on January 15, 1997 the Consenting Stockholders, who hold a majority of the Company's outstanding Voting Securities, consented to the election of the nominees set forth herein. Therefore, the Company is not soliciting proxies and will not hold a meeting with respect to the election of directors. The Company will cause such action taken upon the written consent of the requisite number of stockholders required to elect directors to take effect 20 days after this Information Statement is first sent to the stockholders.

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

     The Bylaws of Company authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at five (5), four (4) of whom will be elected by the Consenting Stockholders. The fifth position on the Board is vacant and is expected to be filled by vote of the Board of Directors when a suitable candidate for the independent director position is selected. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

     All of the four (4) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees named herein has consented to be named in this Information Statement and has consented to serve as a director. However, should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and stead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required.

     FARREST HAYDEN, 51, joined the Company as the Chief Executive Officer and Chairman in 1995. Mr. Hayden is the founder, Chief Executive Officer and Director of Medical Control Services, Inc. (" MCSI") the Company's predecessor, which was founded in 1977.

     OTTO LACAYO, 61, joined the Company as the Executive Vice President, Chief Financial Officer, Secretary and Director in 1995. Mr. Lacayo has served as Executive Vice President of MCSI, the Company's predecessor, since 1977.

     DANIEL NAJOR, 42 has been the President of Contexual Trading Co., Inc. since 1975 and is President of DLN Financial Inc. and CEO of Virtual Gaming Technologies, Inc. He is also a business and financial consultant in the wholesale/retail grocery industry.

     GRAHAM E. GILL, 66, has been the President of The Belgravia Fund (London) Ltd., a London -based mutual fund since 1990. He has also served as President of Euro-American Productions, Ltd. since 1989.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The Executive Officers serve subject to the control of the Company's Board of Directors under three-year employment agreements expiring August 1, 1998. For biographical information regarding Messrs. Hayden and Lacayo, who are nominees for directors of the Company, see "Information Concerning Nominees."

KEY EMPLOYEES

     Thomas Ziegler has been the Vice President-Sales of MCSI, the Company's predecessor, since 1977 and became the Senior Vice President-Sales of the Company in October 1995.

     Daniel Eder has served as the General Manager of MCSI, the Company's predecessor, since 1987, and became the President of the Company's other operating subsidiaries in 1995.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors meets during its fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. The Board of Directors met two (2) times and acted by unanimous written consent seven (7) times during the 1996 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

     The Board of Directors has established audit, executive, stock option and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their members and the number of meetings held during the 1996 fiscal year are described below:

     Audit Committee. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company and monitor the performance of such firm; to review and approve the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants the Company's annual audit and annual financial statements; to review with management the status of the internal accounting controls; to evaluate any problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and to evaluate all public financial reporting documents of the Company. Messrs. Gill and Najor are members of the Audit Committee. The Audit Committee did not meet during the fiscal year, but the Committee did meet in January 1997, to review the management letter from the Company's accountants in connection with their audit for the fiscal year ended September 30, 1996, and found no material deficiencies.

     Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Lacayo and Najor are members of the Executive Committee. The Executive Committee did not meet during the fiscal year.

     Stock Option Committee. The Stock Option Committee develops and administers incentive plans, including the Company's 1995 Stock Option Plan. Messrs. Hayden, Lacayo, Najor and Gill are members of the Options Committee, which held one meeting during the fiscal year.

     Nominating and Compensation Committee. The Nominating and Compensation Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company and to determine the compensation of executive officer and key employees of the Company. Messrs. Gill and Najor are members of the Committee. The Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Committee did not meet during the fiscal year.

     The Company pays director's fee of $500 for each meeting of the Board of Directors attended by each independent director and provides reimbursement of costs and expenses of all directors for attending such meetings. The Company did not grant any stock options to any of the Company's directors during the fiscal year.

THE CONSENTING STOCKHOLDERS

     Stockholders of the Company, including all of the Directors of the Company, representing voting rights equal to at least 50.01% of the shares entitled to vote on Company matters, have agreed to consent to the election of the above nominees as directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified as set forth in this Information Statement.

     The names of such stockholders and the number of shares of Common Stock and Preferred Stock such persons are entitled to vote on matters such as those proposed in this Information Statement are as follows:


                                       Number of Common          Percentage of
                                    Shares Entitled to Vote      Common Stock
Name                                   As of Record Date       As of Record Date
----                                -----------------------    -----------------

Farrest Hayden                              824,415                   18.3%
Otto Lacayo                                 687,048                   15.3%
Tom Ziegler                                 628,828                   14.0%
The Najor Family
  Investment Trust                          475,000                   10.6%
Euro-American Production, Ltd.              437,500                    9.2%
The Keyes Family Trust                      412,500                    9.2%
                                            -------                   -----

               Total:                     3,465,291                  62.30%

                                      Number of Preferred        Percentage of
                                    Shares Entitled to Vote     Preferred Stock
Name                                   As of Record Date       As of Record Date
----                                -----------------------   ------------------

Farrest Hayden                              121,088                   35.1%
Otto Lacayo                                 117,060                   33.9%
Thomas Ziegler                              106,852                   31.0%

                   Total:                   345,000                  100.0%

    These shares represent approximately 78.64% of the outstanding Voting Securities of the Company. Therefore, the proposal has been approved by written Consent of the Consenting Stockholders and will take effect 20 days after the Information Statement is sent to stockholders.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term cash and non-cash compensation paid by the Company for services rendered in all capacities during the fiscal years ended September 30, 1996, 1995 and 1994 to those persons who were, as of September 30, 1996, Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1996 (the "Named Officers"):



------------------------------------------------------------------------------------------------------------------------------------

                                                                         Long-Term Compensation
                                                                  -----------------------------------
                                      Annual Compensation                 Awards             Payout
                                  -----------------------------   -----------------------  ----------

                                                                  Restricted                            All Other
Name and Principal      Fiscal                                      Stock       Options/      LTIP        Compen-
Position                Year      Salary($)    Bonus($)    Other($)   Award(s)($)    SARs(#)    Payout($)   sation($)(1)
------------------------------------------------------------------------------------------------------------------------------------

Farrest Hayden  CEO      1996      225,000      -0-        -0-          -0-           -0-        -0-         -0-
                         1995(2)    87,500      -0-        -0-          -0-           -0-        -0-         -0-
                         1994      203,165      -0-        -0-          -0-           -0-        -0-         -0-
------------------------------------------------------------------------------------------------------------------------------------

Otto Lacayo, CFO         1996      113,500      -0-        -0-          -0-           -0-        -0-         -0-
                         1995(2)    68,000      -0-        -0-          -0-           -0-        -0-         -0-
                         1994      120,610      -0-        -0-          -0-           -0-        -0-         -0-
------------------------------------------------------------------------------------------------------------------------------------

Thomas Ziegler, EVP      1996      126,000      -0-        -0-          -0-           -0-        -0-         -0-
                         1995(2)    76,500      -0-        -0-          -0-           -0-        -0-         -0-
                         1994      151,615      -0-        -0-          -0-           -0-        -0-         -0-
------------------------------------------------------------------------------------------------------------------------------------

Daniel Eder,             1996      108,125      -0-        -0-          -0-           -0-        -0-         -0-
President MCSI and       1995(2)    69,700      -0-        -0-          -0-           -0-        -0-         -0-
other subsidiaries       1994      106,450      -0-        -0-          -0-           -0-        -0-         -0-
operations

-----------------------------------------------------------------------------------------------------------------------------

_____________
(1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Officers, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the Named Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.
(2) For the nine-month fiscal period ended September 30, 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of September 30, 1996, the Company entered into a Preferred Stock Purchase Agreement with Messrs. Hayden, Lacayo and Ziegler, whereby the Company sold 345,000 shares of Series A Preferred Shares at $2.00 per share. Messrs. Hayden, Lacayo and Ziegler paid for the Preferred shares by cancelling promissory notes totaling $690,000.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth information, as of January 17, 1997, concerning shares of the Company's Voting Securities beneficially owned by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Outstanding Voting Securities, and (ii) each director of the Company, and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him.

                                      Name and Address             Amount and Nature of     Percent
Title of Class                       of Beneficial Owner           Beneficial Ownership    of Class
--------------               -----------------------------------   --------------------    --------

Common Stock                 Farrest Hayden                                824,415            18.3%
Preferred Stock              5400 Orange Ave., Suite 200                   121,088            35.1%
                             Cypress, CA 92026

Common Stock                 Otto Lacayo                                   687,048            15.3%
Preferred Stock              5400 Orange Ave., Suite 200                   117,060            33.9%
                             Cypress, CA 92026

Common Stock                 Tom Ziegler                                   628,828            14.0%
Preferred Stock              5400 Orange Ave., Suite 200                   106,852            31.0%
                             Cypress, CA 92026

Common Stock                 The Najor Family                              475,000            10.6%
                             Investment Trust (1)
                             12625 High Bluff Drive, Suite 205A
                             San Diego, CA 92130

Common Stock                 The Keyes Family Trust                        412,500             9.2%
Common Stock                 Euro-American Productions, Ltd. (2)           437,500             9.7%

Common Stock                 All Directors and officers
                             as a Group (5 persons)                      3,052,791            67.8%
Preferred Stock                                                            345,000           100.0%
Total Voting Stock                                                       3,810,291           78.64%
------------------

(1) Daniel Najor disclaims beneficial ownership of the shares owned by the Najor Family Investment Trust.
(2) Graham Gill is the beneficial owner of these shares by virtue of having voting power over the shares.

                                 ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT THE ADDRESS OF THE COMPANY SET FORTH ON THE COVER OF THIS INFORMATION STATEMENT.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the year ended September 30, 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year.

                                 OTHER BUSINESS

    No further business will be transacted by Written Consent to corporate action in lieu of meeting of stockholders to which this Information Statement pertains.

                         COSTS OF INFORMATION STATEMENT

    This Information Statement has been prepared by the Company and its Board of Directors, and the Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing, and mailing the Information Statement and attached materials.
Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statements if the Board of Directors of the Company determines that this is advisable.

                         By the order of the Board of Directors,



                         Farrest Hayden,
                         Chairman and Chief Executive Officer

Cypress, California
January 27, 1997